Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	EVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS 6% INCREASE IN FIRST QUARTER REVENUES;

LICENSE REVENUES INCREASE 20%

PLANO, TEXAS, April 27, 2006 — MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive operations support system solutions for next-generation communications service providers, today announced financial results for the first quarter ended March 31, 2006.

Revenues for the quarter increased 6% to $22.6 million, compared to first quarter 2005 revenues of $21.4 million. License revenues for the quarter increased 20% to $7.2 million compared to $6.0 million in the first quarter of 2005, and Professional Services revenue increased 17% to $6.2 million compared to $5.3 million. Maintenance revenues for the quarter declined 9% to $9.2 million compared to $10.1 million in the first quarter of 2005.

MetaSolv reported a net loss for the first quarter of $388 thousand, or $0.01 per share, an 81% improvement compared to a net loss of $2.1 million, or $0.05 per share, in the first quarter of 2005. The net loss under Generally Accepted Accounting Principles (“GAAP”) for the first quarter of 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R which was adopted effective January 1, 2006. Net loss for the first quarter of 2005 includes stock-based compensation expense computed under APB 25. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter were $1.4 million, compared to negative EBITDA in the first quarter of 2005 of $488 thousand.

Non-GAAP net income for the quarter was $852 thousand, or $0.02 per share, excluding $1.2 million in non-cash charges, comprised of $1.0 million in stock-based compensation expense and $230 thousand in amortization of intangible assets. Non-GAAP net loss for the first quarter of 2005 was $1.3 million, or $0.03 per share, excluding $297 thousand in stock-based compensation expense and $423 thousand in amortization of intangible assets. Please see page 7 for a complete reconciliation of non-GAAP net income (loss) and EBITDA to net income (loss) reported under GAAP and an explanation of these measures.

“Our first quarter results represent solid performance with continued revenue growth, positive EBITDA and non-GAAP net income,” said T. Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “Service providers worldwide continue to place their confidence in MetaSolv to support their next-generation service delivery, driving our third consecutive quarter of growth in license revenues at a rate in the high teens or above.”

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MSLV Announces First Quarter Results

Highlights of MetaSolv’s first quarter operating and financial results include:

•	License revenue growth of 20% over first quarter 2005;

•	Record revenues from Europe, including a license extension with a tier 1 operator in the U.K. to enable the consolidation of their global IP VPN networks and to enable VoIP service delivery;

•	The selection of Provisioning 5 by an incumbent Tier 1 operator in the U.K. to facilitate the deployment and coordination of their transport infrastructure to enable global optical and IP service delivery;

•	A new customer win with M6, MetaSolv’s next-generation order and inventory management solution, with a U.S.-based regional carrier to enable Ethernet, optical and IP services;

•	A new customer win with a Tier 1 mobile operator in Greece to support the provisioning of next-generation mobile IP services;

•	A license extension with a leading Tier 1 operator to facilitate their IP VPN services growth worldwide; and

•	A new license extension with a customer in our Caribbean and Latin America region to support automated provisioning of broadband DSL services.

“Our first quarter serves as a solid foundation as we continue to expect double-digit revenue growth and double-digit operating margins in 2006. Our growth strategy is underscored by our leading market position, our sound balance sheet and our global customer base of some 170 operators worldwide. In addition, we continue to witness large, IP-centric network transformation projects underway on a global basis, which represent a significant market opportunity for MetaSolv,” concluded Holmes.

Based on the company’s results for the first quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the second quarter of 2006 in a range of $23.5 million to $25.5 million, compared with $23.4 million for the second quarter of 2005. The company also established guidance for its net income for the period of between $0.00 and $0.03 per share. Net income guidance for the second quarter of 2006 includes approximately $1.2 million in stock compensation expense computed under SFAS 123R. Excluding stock compensation expense, the company expects to report non-GAAP net income of between $0.02 and $0.05 per share for the second quarter of 2006.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet at www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the web site at least 15 minutes early to register, download, and install any necessary audio software. A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Thursday, April 27, through Thursday, May 4. The dial-in replay number is 719-457-0820, and the confirmation number is 4158940.

About MetaSolv

MetaSolv, Inc. (NASDAQ: MSLV) is a global leader in comprehensive operational support system solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning

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MSLV Announces First Quarter Results

process for traditional and next-generation IP-based wireline and mobile service providers. More than 170 global service providers – including Brasil Telecom, BT, Cable & Wireless, Nextel, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements, including guidance regarding future financial results, that are based upon current expectations and assumptions and involve a number of risks and uncertainties. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” “guidance,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2005, and subsequent Quarterly Reports on Form 10-Q, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure. The Company assumes no obligation to update the information contained in this press release.

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MSLV Announces First Quarter Results

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$22,598	$21,360
Loss from operations	$(498)	$(2,057)
Net loss	$(388)	$(2,055)
Basic and diluted loss per share	$(0.01)	$(0.05)
Basic and diluted weighted average shares outstanding	49,749	40,829

Non-GAAP information(1)
Net income (loss)	$852	$(1,335)
Basic and diluted income (loss) per share	$0.02	$(0.03)

(1)	See page 7 for a complete reconciliation of non-GAAP results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
License	$7,158	$5,951
Services	6,203	5,294
Maintenance	9,237	10,115

Total revenues	22,598	21,360

Cost of revenues:
License	195	59
Services and maintenance (1)	9,527	9,598
Amortization of intangible assets	230	423

Total cost of revenue	9,952	10,080

Gross profit	12,646	11,280

Operating expenses:
Research and development (1)	4,553	5,320
Sales and marketing (1)	5,465	5,529
General and administrative (1)	3,126	2,488

Total operating expenses	13,144	13,337

Loss from operations	(498)	(2,057)
Interest and other income, net	366	251

Loss before taxes	(132)	(1,806)
Income tax expense	256	249

Net loss	$(388)	$(2,055)

Basic and diluted loss per share	$(0.01)	$(0.05)
Basic and diluted weighted average shares outstanding	49,749	40,829
__________
(1) Includes amortization of stock compensation expense as follows:
Cost of revenues – services and maintenance	$214	$57
Research and Development	229	101
Sales and marketing	207	34
General and administrative	360	105

Total stock compensation expense	$1,010	$297

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MSLV Announces First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,007	$13,314
Marketable securities	43,879	44,839
Trade accounts receivable, less allowance for doubtful accounts of $1,894 in 2006 and $1,805 in 2005	15,368	13,582
Unbilled receivables	2,663	2,461
Prepaid expenses	1,892	1,847
Other current assets	588	669

Total current assets	76,397	76,712

Property and equipment, net	5,538	5,529
Intangible assets	860	1,090
Other assets	807	786

Total assets	$83,602	$84,117

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,808	$4,775
Accrued expenses	18,445	20,512
Deferred revenue	9,899	8,068

Total current liabilities	32,152	33,355
Fair value of warrants to purchase common stock	—	3,442

Temporary equity – Unregistered common stock, $.005 par value, 7,666,667 shares issued and outstanding	—	17,863

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 50,002,123 in 2006, and 49,961,132 in 2005	251	213
Additional paid-in capital	173,219	151,443
Deferred compensation	—	(328)
Accumulated other comprehensive income	799	560
Accumulated deficit	(122,819)	(122,431)

Total stockholders’ equity	51,450	29,457

Total liabilities and stockholders’ equity	$83,602	$84,117

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MSLV Announces First Quarter Results

METASOLV, INC.

RECONCILIATION OF NET LOSS

TO NON-GAAP NET INCOME (LOSS) AND EBITDA

(Unaudited) (In thousands)

	Three Months Ended March 31,
	2006	2005
Net loss	$(388)	$(2,055)
Amortization of intangible assets	230	423
Stock compensation expense	1,010	297

Non-GAAP net income (loss)	$852	$(1,335)

Net loss	$(388)	$(2,055)
Depreciation expense	637	849
Amortization of intangible assets	230	423
Amortization of stock compensation expense	1,010	297
Interest and other income, net	(366)	(251)
Income tax expense	256	249

EBITDA	$1,379	$(488)

In addition to reporting its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), MetaSolv has also provided in this release non-GAAP net income (loss), non-GAAP net income (loss) per share, and EBITDA. Non-GAAP net income (loss), and Non-GAAP net income (loss) per share are adjusted to exclude non-cash expenses for stock compensation expense and amortization of purchased intangible assets. Management uses these non-GAAP financial measures to evaluate performance, to analyze trends in cash-based expenses and to establish operational goals and allocate resources. Stock-based compensation has been excluded when computing non-GAAP net income (loss) because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Management believes that excluding stock-based compensation is useful in order to offer consistent information that is comparable to information MetaSolv has publicly disclosed in prior periods for which stock-based compensation was expensed under APB 25. In addition, MetaSolv has excluded the effects of amortization of purchased intangible assets because these amounts have declined from period to period as certain asset classifications become fully amortized. Non-GAAP financial measures should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance, and there are material limitations associated with the use of this data, including the fact that the amortization of intangible assets results from the purchase of assets that constitute a material portion of MetaSolv’s revenue. MetaSolv believes that inclusion of the non-GAAP financial measures is useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Non-GAAP results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, and they may not be comparable, as presented, to other similarly titled measures of other companies. Net income (loss) is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to MetaSolv’s non-GAAP results, as defined.

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